Exhibit 15.1

KPMG Huazhen LLP
25th Floor, Tower II, Plaza 66
1266 Nanjing West Road
Shanghai 200040
China
Telephone	+86 (21) 2212 2888
Fax	+86 (21) 6288 1889
Internet	kpmg.com/cn

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268225) on Form S-8 of our report dated April 30, 2026, with respect to the consolidated financial statements of TH International Limited.

/s/ KPMG Huazhen LLP

Shanghai, China

April 30, 2026